SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Commission File Number: 000-24503

Washington Banking Company

(Name of registrant as specified in its charter)

Washington	91-1725825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

450 S.W. Bayshore Drive
Oak Harbor, Washington 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s Telephone Number, Including Area Code)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION, VOTING AND REVOCABILITY OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
ELECTION OF DIRECTORS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 29, 2004

      NOTICE IS HEREBY GIVEN that, pursuant to call of its directors, the Annual Meeting of Shareholders of Washington Banking Company will be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington, on Thursday, April 29, 2004 at 3:00 p.m., to consider and to vote upon the following matters:

      1.     ELECTION OF DIRECTORS. Election of three persons to serve as the Class 2 directors on the Board of Directors until 2007.

      2.     WHATEVER OTHER BUSINESS as may properly be brought before the Annual Meeting of Shareholders, or any adjournment thereof.

      Only those shareholders of record at the close of business on March 10, 2004 shall be entitled to notice of and to vote at the Annual Meeting of Shareholders, or any adjournment thereof.

By Order of the Board of Directors

/s/ SHELLY L. ANGUS
Shelly L. Angus
Corporate Secretary

Oak Harbor, Washington
March 25, 2004

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY FOLLOWING THE INSTRUCTIONS SET FORTH UNDER “SOLICITATION, VOTING AND REVOCABILITY OF PROXIES.”

WASHINGTON BANKING COMPANY

450 SW Bayshore Drive
Oak Harbor, WA 98277

PROXY STATEMENT

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

This Proxy Statement and the accompanying Proxy are being first sent to shareholders on or about March 26, 2004, for use in connection with the Annual Meeting of Shareholders of Washington Banking Company (“WBCO” or the “Company”) to be held on Thursday, April 29, 2004 at 3:00 p.m. at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington (the “Annual Meeting”). Only those shareholders of record of WBCO’s common stock, at the close of business on March 10, 2004 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. The number of shares of common stock outstanding and entitled to vote at the Annual Meeting is 5,401,274.

The enclosed Proxy is solicited by the Board of Directors of WBCO. The costs of solicitation will be borne by the Company. In addition to the use of the mails, solicitation may be made, without additional compensation by directors and officers of WBCO and regular employees of WBCO and/or its subsidiaries; Whidbey Island Bank (the “Bank”) and Washington Funding Group, by telephone, facsimile and/or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to beneficial owners.

The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Company’s Bylaws. The Board of Directors does not presently know of any matter, other than the election of Class 2 directors, to be brought before the Annual Meeting.

On each matter before the Annual Meeting, including the election of directors, shareholders have one vote for each share of common stock held. Shareholders are not entitled to cumulate their votes in the election of directors. Under Washington law, if a quorum is present at the Annual Meeting, the nominees for election as directors who receive the greatest number of votes cast for the election of directors by the holders of shares entitled to vote and present in person or by proxy at the Annual Meeting will be elected directors.

With regard to the election of directors, votes may be cast in favor of some or all of the nominees or withheld as to some or all of the nominees. Abstentions may be specified on all proposals, if any, except the election of directors. An abstention from voting will have the practical effect of voting against a proposal since the shares which are the subject of the abstention will be considered present and entitled to vote but will not be voted in favor of the proposal. If shares are held in “street name” through a broker or other nominee (that is, the broker or nominee is the record holder but not the beneficial owner), the broker or nominee is permitted to exercise voting discretion with respect to the election of directors. Thus, if the broker or nominee is not given specific voting instructions by the beneficial owner, shares may be voted on the election of directors by the broker or nominee at their own discretion. However, if your shares are held in street name and neither you nor your broker votes them, the votes will be “broker non-votes” which will have the effect of excluding your vote from the tallies. If your shares are held in your own name and you do not vote your shares, your shares will not be voted.

For signed Proxies received by WBCO in time for the Annual Meeting, it is the intention of the persons named in the Proxy to vote the shares represented by the Proxy “FOR” the nominees for director listed in this Proxy Statement, unless otherwise directed. Any Proxy given by a shareholder may be revoked before its exercise (1) by delivery to WBCO of a written notice of revocation, (2) by delivery to WBCO of a subsequently dated Proxy, or (3) in open meeting prior to the taking of the shareholder vote. The shares represented by properly executed Proxies that are not revoked will be voted in accordance with the specifications in such Proxies, or, if no preference is specified, in accordance with the recommendation of management as specified above.

The proxy votes will be tabulated by the Company’s transfer agent, U.S. Stock Transfer Corporation. At the meeting, the votes will be counted and inspected by WBCO’s corporate secretary, or her designate, as appointed by the Company’s Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth information as of the Record Date with respect to beneficial ownership of WBCO’s common stock by (a) each director and director nominee; (b) the Chief Executive Officer and Chief Financial Officer of WBCO and the Bank, and the Bank’s Chief Operating Officer, who are the only executive officers of the Company whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 during 2003 for services rendered to WBCO or its subsidiaries (“Named Executives”); (c) all directors and executive officers of WBCO as a group and (d) all shareholders known by WBCO to be the beneficial owners of more than 5% of the outstanding shares of WBCO common stock. Except as noted below, WBCO believes that the beneficial owners of the shares listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares. The percentages shown are based on the number of shares of WBCO common stock deemed to be outstanding, under applicable regulations (including options exercisable within sixty days).

	Shares Beneficially Owned at
	March 10, 2004

			Percentage of Outstanding
Name	Number**		Common Stock

Michal D. Cann, Director,
President and CEO	130,767.5	(1)	2.42%
Phyllis A. Hawkins, Senior Vice President and CFO	81,745.5	(2)	1.51%
John L. Wagner, Executive Vice President and COO	3,817		*
Jerry C. Chambers, Director	2,070	(3)	*
Marlen L. Knutson, Director	61,674.5	(4)	1.14%
Karl C. Krieg, III, Director	79,009	(5)	1.46%
Jay T. Lien, Director	57,845	(6)	1.07%
Robert B. Olson, Director	89,113	(7)	1.65%
Anthony B. Pickering, Director	31,656.5	(8)	*
Alvin J. Sherman, Director	42,431.5	(9)	*
Edward J. Wallgren, Director	107,600	(10)	1.99%
Directors and executive officers as a group (11 persons)	687,729.5	(11)	12.73%
Frontier Financial Corporation
PO Box 2215 Everett, WA 98203	469,504		8.69%

*	Represents less than 1.0%

**	Fractional shares will be cashed out when options are exercised.

(1)	Includes 61,007.5 shares issuable upon exercise of options, 9,487.5 of which are exercisable at $2.66 per share, 18,975 of which are exercisable at $3.22 per share, 9,487.5 of which are exercisable at $4.24 per share, 9,487.5 of which are exercisable at $7.31 per share, 12,650 of which are exercisable at $9.49 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share.

(2)	Includes 18,508.5 shares issuable upon exercise of options, 4,743.5 of which are exercisable at $3.22 per share, 3,795 of which are exercisable at $4.24 per share, 4,743.75 of which are exercisable at $7.31 per share, 3,795 of which are exercisable at $9.49 per share, 1,102 of which are exercisable at $7.51 per share, and 329 of which are exercisable at $10.90 per share.

(3)	Includes 920 shares issuable upon exercise of options, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share.

(4)	All shares are owned by the Knutson Hauling, Inc. Profit Sharing Trust, for which Mr. Knutson is the trustee. Includes 5,853.5 shares issuable upon exercise of options, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share.

(5)	Includes (a) 7,751 shares issuable upon exercise of options, 1,897.5 of which are exercisable at $3.22 per share, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share and (b) 15,696 shares owned by the Krieg Construction 401(k) Plan, for which Mr. Krieg is the Trustee.

(6)	Includes (a) 7,751 shares issuable upon exercise of options, 1,897.5 of which are exercisable at $3.22 per share, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share and (b) 6,831 shares owned by the Dan Garrison, Inc. Profit Sharing Plan, for which Mr. Lien is the Trustee.

(7)	Includes (a) 7,751 shares issuable upon exercise of options, 1,897.5 of which are exercisable at $3.22 per share, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share and (b) 345 shares owned by Uniform Gifts to Minors Act, for which Mr. Olson is the custodian.

(8)	Includes 5,853.5 shares issuable upon exercise of options, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share.

(9)	Includes 5,853.5 shares issuable upon exercise of options, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share.

(10)	Includes 7,751 shares issuable upon exercise of options, 1,897.5 of which are exercisable at $3.22 per share, 4,933.5 of which are exercisable at $7.31 per share, 506 of which are exercisable at $7.51 per share, and 414 of which are exercisable at $10.90 per share.

(11)	Includes 129,000.5 shares issuable pursuant to options exercisable or becoming exercisable within 60 days of the date of this table at exercise prices ranging from $2.66 to $10.90 per share.

ELECTION OF DIRECTORS

WBCO’s Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be not less than five nor more than 12 and that, within such minimum and maximum, the exact number of directors shall be fixed by resolution of the Board of Directors. The Board of Directors has fixed the number of directors at nine. Directors are divided into three classes, each class serving a period of three years. Approximately one-third of the members of the Board of Directors are elected by the shareholders annually. The terms of the Class 2 directors expire at the 2004 Annual Meeting. Those directors are Michal D. Cann, Marlen L. Knutson, and Jerry C. Chambers, all of whom have been nominated by the Board of Directors for re-election at the Annual Meeting. If elected, they will hold office until the annual meeting of shareholders in the year 2007 and until their successors are elected and qualified. The terms of the Class 3 directors expire in 2005 and Class 1 directors’ terms expire in 2006.

Each nominee has indicated that he is able and willing to serve on the Board of Directors. If any nominee should become unable or unwilling to serve, the Proxy will be voted for such person as is designated by the Board of Directors to replace any such nominee. The Board of Directors presently has no knowledge that any of the nominees will be unable or unwilling to serve.

Information about the Nominees

The following information is provided about the nominees for election at the Annual Meeting as Class 2 directors whose terms will expire in 2007, and regarding all other incumbent directors, including their respective names, ages, principal occupations during the past five years and the year first elected a director of WBCO or the Bank. The address for each of the nominees and all incumbent directors is 450 SW Bayshore Drive, Oak Harbor, Washington 98277. All nominees and incumbent directors are presently directors of WBCO and the Bank. Those serving as directors for any of the Company’s other subsidiaries are so noted.

Nominees For Election As Class 2 Directors (Terms Expire In 2007):

The Board of Directors recommends a vote “FOR” these nominees.

Michal D. Cann	Director since 1992

Mr. Cann, 55, has been the President and Chief Executive Officer of WBCO since 1996, President and Chief Executive Officer of the Bank, and President of WIB Financial Services, Inc. since 1993, and Chairman of the Board of Washington Funding Group since 2003. Mr. Cann has over 30 years of banking experience, previously having served as the President of Valley Bank, Mt. Vernon, Washington, and in other senior management positions in other banks and a bank holding company.

Jerry C. Chambers	Director since 2000

Mr. Chambers, 55, is the President of Jerry Chambers Chevrolet, Inc., a position he has held since 1973. Mr. Chambers is a member of the National Chevrolet Dealer Council and has served as Past President and Board Member of the Puget Sound Automobile Dealers Association and the United Way of Whatcom County. Mr. Chambers previously served as a board member of KeyBank of Washington, Transmountain Region. Mr. Chambers also serves as a director of WIB Financial Services, Inc.

Marlen L. Knutson	Director since 1996

Mr. Knutson, 71, is the President of Knutson Hauling, Inc., an excavation company. Mr. Knutson was also the owner of Knutson Distributors, Inc., from which he retired in 1990. Mr. Knutson previously served as Chairman of Valley Bank of Mt. Vernon, Washington. Mr. Knutson currently serves as the Chairman of the Board for WIB Financial Services, Inc., a subsidiary of the Bank, which offers for sale nondeposit investment products.

Class 3 Incumbent Directors (Terms Expire In 2005):

Jay T. Lien	Director since 1987

Mr. Lien, 60, has been the President of Dan Garrison, Inc., a real estate company, since 1986. Mr. Lien served as Chairman of the Board of WBCO and the Bank from September 1998 until April 2001. Mr. Lien also serves as a director of Washington Funding Group.

Alvin J. Sherman	Director since 1996

Mr. Sherman, 71, is currently retired, having served until 1997 as a co-owner of Sherman Farms, Inc. Mr. Sherman previously served as a director on the board of Darigold Farms from 1996 until 2000.

Edward J. Wallgren	Director since 1991

Mr. Wallgren, 65, has been the President of Island O.K. Tires, Inc. since 1968, and is currently the owner of seven Les Schwab Tire stores in northwestern Washington. Mr. Wallgren served as Chairman of the Board of WBCO and the Bank from February 1996 until September 1998.

Class 1 Incumbent Directors (Terms Expire In 2006):

Karl C. Krieg, III	Director since 1990

Mr. Krieg, 67, has been the President of Krieg Construction, Inc. since 1979 and is also the President of Krieg Concrete Products, Inc. Mr. Krieg served as Chairman of the Board of WBCO and the Bank from April 2001 until April 2003. Mr. Krieg also serves as a director of Washington Funding Group.

Robert B. Olson	Director since 1992

Mr. Olson, 68, has been the co-owner and co-managing director of H&H Properties, Inc., a land development company, since 1991. Mr. Olson previously has served as the President and Chief Executive Officer of four banks in Washington and Oregon. Mr. Olson currently serves as Chairman of the Board of WBCO and the Bank, and also serves as a director of Washington Funding Group.

Anthony B. Pickering	Director since 1996

Mr. Pickering, 56, has been the owner of Max Dale’s Restaurant since 1983. Mr. Pickering is the President of the Skagit Valley Hospital Foundation and is a Trustee for the Washington State University Foundation Board of Trustees. Mr. Pickering currently serves as Vice Chairman of the Board of WBCO and the Bank.

Information Regarding the Board and Its Committees

All non-management directors of the Company are independent within the meaning of applicable Nasdaq corporate governance rules. The Company’s non-management directors meet in executive session, without management present, on a regular basis.

The Board of Directors of WBCO has established certain standing committees, including an Audit Committee, a Compensation Committee and a Corporate Governance/ Nominating Committee.

Audit Committee. The main functions performed by the Audit Committee include reviewing and approving the services of the independent auditors, reviewing the plan, scope, and audit results of the internal auditors and the independent auditors, and reviewing the reports of bank regulatory authorities. The Audit Committee also reviews the annual and other reports to the Securities and Exchange Commission (the “SEC”) and the annual report to WBCO shareholders. Current members of the Audit Committee are Messrs. Pickering (Chairman), Sherman, Chambers and Olson. Each of the Audit Committee members are independent directors within the meaning of applicable Nasdaq corporate governance rules. Based on its review of the criteria for a “financial expert” under applicable rules, the Board of Directors believes that Mr. Olson qualifies as an audit committee financial expert. There were seven meetings of the Audit Committee during 2003 and each of the committee members attended at least 75% of those meetings.

Compensation Committee. The Compensation Committee reviews and recommends remuneration arrangements for senior management. Current members of the Compensation Committee are Messrs. Wallgren (Chairman), Knutson, Krieg, Lien and Olson. Each of the Compensation Committee members are independent within the meaning of applicable Nasdaq corporate governance rules. During 2003, there were four meetings of the Compensation Committee and each of the committee members attended at least 75% of the meetings.

Corporate Governance/Nominating Committee. The board recently established a Corporate Governance Committee that, among other things, performs the functions of a nominating committee. Current members of the Corporate Governance Committee are Messrs. Olson (Chairman), Krieg, Lien and Wallgren. The Committee is comprised of independent directors, within the meaning of applicable Nasdaq corporate governance rules. The directors take a critical role in guiding the Company’s strategic direction and oversee the management of the Company. Board candidates, including directors up for reelection, are considered based upon various criteria, such as broad-based business and professional skills and experiences, banking experience, concern for long-term interests of the shareholders, personal integrity, freedom from conflicts of interest, sound business judgment, community involvement and time available to devote to board activities.

Board of Directors Meetings. There were 12 meetings of the Board of Directors of the Company during 2003. All directors attended at least 75% of the total meetings of the Board and of all committees of which they were members in 2003.

Director Compensation. During 2003, the Company’s directors, including officer-directors, received a monthly fee in the amount of $1,000. In addition to the monthly fee, the directors of the Board(s) of WIB Financial Services, Inc. and Washington Funding Group received $350 for meetings attended. Non-officer directors serving on the Loan Committee received $500 per month. With the exception of the Loan Committee meetings, non-officer directors received $350 for each committee meeting attended.

A performance based bonus plan was implemented in 1993 whereby, in addition to the base fees discussed above, directors receive bonuses based on WBCO’s annual performance. For the fiscal year 2003, each non-officer director was paid a bonus in the amount of $14,844.38, for a total of $118,755.04. See “Executive Compensation”.

In 2003, each director was granted an option to purchase 2,070 shares of the Company’s common stock, as adjusted for stock dividends, pursuant to the 1998 Stock Option and Restricted Stock Award Plan (“1998 Plan”). The exercise price for each option is $10.90 per share. All director options vest and become exercisable in annual 20% increments beginning one year after the date of grant. The options are exercisable for a period of ten years from the date of the grant.

Shareholder Nominations for 2005 Annual Meeting of Shareholders

In accordance with the Company’s Bylaws, shareholder nominations for the 2004 Annual Meeting of Shareholders, if any, must be made in writing not less than 14 nor more than 50 days prior to the Annual Meeting, and must be delivered or mailed to the Chairman of WBCO. However, if less than 21 days’ notice of the Annual Meeting is given to shareholders, the notification must be mailed or delivered to the Chairman not later than the close of business on the seventh day following the day on which notice of the Annual Meeting was mailed. Such notification should contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of stock of WBCO that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; (e) the number of shares of stock of WBCO owned by the notifying shareholder; and (f) whether the nominee has agreed to serve if elected. Nominations not made in accordance with the above requirements may be disregarded by the Chairman of the Annual Meeting, in his discretion, and upon the Chairman’s instruction, the vote teller may disregard all votes cast for such a nominee.

Communications with Directors

The Board provides a process for stockholders to send communications to the Board or any of the directors. Stockholders may send communications to the Board or any of the directors c/o Secretary, Washington Banking Company, 450 SW Bayshore Drive, P.O. Box 7001, Oak Harbor, Washington 98277. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual director on a periodic basis.

Director Attendance at Annual Meeting

It is the Company’s policy that the directors who are up for election at the annual meeting attend the annual meeting. All directors up for election at the 2003 Annual Meeting of Shareholders attended the 2003 Annual Meeting of Shareholders.

STOCK PERFORMANCE GRAPH

The following graph shows a 5-year comparison of the total return to shareholders of WBCO’s common stock, the Nasdaq U.S. Stock Index (which is a broad nationally recognized index of stock performance by companies traded on the Nasdaq National Market System and the Nasdaq Small Cap Market), the SNL Securities <$500M Bank Index (comprised of publicly-traded banks located in the U.S. with assets of under $500 million), the SNL Securities $500M to $1 Billion Bank Index (comprised of publicly-traded banks located in the U.S. with assets between $500 million and $1 billion) and the SNL Securities Nasdaq Bank Index (comprised of banks listed on the Nasdaq National Market System). The definition of total return includes appreciation in market value of the stock as well as the actual cash and stock dividends paid to shareholders. The graph assumes that the value of the investment in WBCO’s common stock and each of the indices was $100 on December 31, 1998 and that all dividends were reinvested.

Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Washington Banking Company	100.00	98.67	99.56	119.43	168.06	234.31
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL< $500M Bank Index	100.00	92.57	89.30	123.53	158.20	230.92
SNL $500M-$1B Bank Index	100.00	92.57	88.60	114.95	146.76	211.62
SNL NASDAQ Bank Index	100.00	96.08	110.92	120.73	124.18	160.28

Used with permission. All rights reserved.

SNL Securities LC	(804) 977-1600

EXECUTIVE COMPENSATION

Report of the Compensation Committee Regarding Executive Compensation

This report of WBCO’s Compensation Committee describes in general terms the process the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for WBCO’s executive officers, including the executive officers who are named in the Summary Compensation Table that follows. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

General. The Compensation Committee is responsible for establishing and monitoring compensation programs, and for evaluating the performance of executive officers of WBCO and its subsidiaries. The Compensation Committee reviews and approves individual executive officer salaries, bonuses and stock option grants and other equity-based awards.

Compensation Philosophy. WBCO, acting through the Compensation Committee, believes that compensation of its executive officers and other key personnel should reflect and support the goals and strategies that the Company establishes. The Company’s objective has been to expand its geographical presence, particularly along the I-5 corridor, while solidifying its market position in communities that it currently serves. The Company expects geographic expansion activity to continue, but has turned its primary focus to the objective of improving operating efficiencies and profitability. The Company’s objectives are intended to create long-term value for WBCO’s shareholders, consistent with protecting the interests of depositors.

Management’s strategy is to continue to provide a high level of personal service to its customers and to expand loans, deposits and other products and services that it offers its customers. Maintenance of asset quality will be emphasized by controlling nonperforming assets and adhering to prudent underwriting standards. In addition, management will strive to further manage non-interest expense and will continue to improve internal operating systems.

The Compensation Committee believes that these goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for significant contributions to the Company’s success and on aligning the interests of the executive officers and other personnel with those of WBCO’s shareholders.

The Compensation Committee follows a compensation philosophy that emphasizes options and other stock-based compensation. This emphasis is intended to create a close link between the interests of employees and shareholders and to focus on growth in assets and earnings while maintaining good asset quality and increasing long-term shareholder value.

The Compensation Committee anticipates that it will continue to emphasize stock-based compensation in the future.

Compensation Programs and Practices. WBCO’s compensation program includes competitive salary and benefits, an annual incentive cash bonus based upon attainment of Company and individual performance goals, and opportunities for employee ownership of WBCO common stock through a stock option program.

In determining compensation packages for individual executives, the Compensation Committee considers various subjective and objective factors, including (1) individual job responsibilities and experience; (2) individual performance in terms of both qualitative and quantitative goals; (3) WBCO’s overall performance, as measured by attainment of strategic and budgeted financial goals and prior performance; and (4) industry surveys of compensation for comparable positions with similar institutions in the State of Washington, the Pacific Northwest and the United States.

It is not anticipated that the limitations on deductibility, under the Internal Revenue Code Section 162(m), of compensation to any one executive that exceeds $1,000,000 in a single year will apply to WBCO or its subsidiaries in the foreseeable future. In the event that such limitation would apply, the Compensation Committee will analyze the circumstances presented and act in a manner that, in its judgment, is in the best interests of the Company. This may or may not involve actions to preserve deductibility.

Components of WBCO’s compensation programs are as follows:

Base Salary. Salary levels of executive officers are designed to be competitive within the banking industry. In setting competitive salary ranges, the Compensation Committee works with management to periodically evaluate current salary levels of other financial institutions with size, lines of business, geographic locations and market place position similar to WBCO’s. Base salaries for WBCO’s executive officers other than the Chief Executive Officer are based upon recommendations by the CEO, taking into account the subjective and objective factors described above. The Compensation Committee reviews and approves or disapproves such recommendations.

Annual Incentive Bonus. Executive officers have an annual incentive opportunity with cash awards (bonuses) based on the overall performance of WBCO and on attainment of individual performance targets. Performance targets may be based on one or more of the following criteria: return on average assets, return on average equity, core deposit growth, loan growth, asset quality, growth in earnings. The annual bonus pool is determined by the Compensation Committee, with final approval by the Board of Directors, each fiscal year and is based upon an assessment of the Company’s performance as compared to both budgeted and prior fiscal year performance. Once the bonus pool has been established, the Chief Executive Officer makes individual bonus recommendations to the Compensation Committee based upon an evaluation of an executive’s individual performance and contribution to WBCO’s overall performance.

Stock Option and Other Stock-Based Compensation. Equity-based compensation is intended to more closely align the financial interests of WBCO’s executives with long-term shareholder value and to assist in the retention of executives who are key to the success of WBCO and Whidbey Island Bank. Equity-based compensation generally has been in the form of incentive stock options pursuant to existing stock option plans. The Compensation Committee, with final approval by the Board, determines from time to time which executives, if any, will receive stock options and determines the number of shares subject to each option. Grants of stock options and awards are based on the performance of WBCO and various subjective factors relating primarily to the responsibilities of individual executives, their expected future contributions to WBCO and prior option grants. There were 36,161 stock options granted to employees during 2003. As of the record date, there have been no options granted to employees in 2004.

Chief Executive Officer Compensation. In evaluating the compensation of Mr. Cann for services rendered in 2003, the Compensation Committee considered both quantitative and qualitative factors.

In reviewing quantitative factors, the Compensation Committee reviewed WBCO’s 2003 financial results and compared them with WBCO’s budget and actual financial results for 2002. Specifically, the Compensation Committee considered that (1) year-end net income increased 12% from 2002; (2) total assets, total loans and total deposits grew by 9%, 16% and 8%, respectively, at year-end 2003 from year-end 2002; (3) return on equity increased to 14.43% in 2003, from 14.41% in 2002; and (4) nonperforming assets to assets stayed within acceptable levels at .80% at year-end 2003, an increase from .71% at year-end 2002, but below the Washington state commercial bank average of .95% at September 30, 2003 and 1.17% at year-end 2002.

The Compensation Committee also considered certain qualitative accomplishments by Mr. Cann in 2003. The Compensation Committee recognized Mr. Cann’s leadership in strategically positioning WBCO for future significant developments in the banking industry and in the Company’s market area and otherwise developing long-term strategies for the organization.

Based on the foregoing, and consistent with the Compensation Committee’s overall compensation philosophy, the Compensation Committee made the following determinations with respect to Mr. Cann’s compensation in 2003. Mr. Cann’s annual salary in 2003 was set at $210,000 and he was awarded an incentive (bonus) payment of $60,000.

Conclusion. The Compensation Committee believes that for the 2003 fiscal year, the compensation of Mr. Cann, as well as for the other executive officers, was consistent with WBCO’s overall compensation philosophy and related to the realization of the Company’s goals and strategies for the year.

Respectfully submitted by:

Compensation Committee:
Edward J. Wallgren, Chairman
Marlen L. Knutson
Karl C. Krieg, III
Jay T. Lien
Robert B. Olson

Stock Option Plans

(Note: Share numbers have been adjusted for stock splits and stock dividends. Fractional shares will be cashed out when options are exercised.)

1992 and 1993 Plans. In 1992, the Company adopted an employee stock option plan (“1992 Plan”), under which 569,250 shares of common stock were authorized to be issued upon exercise of incentive stock options (“ISOs”). Of the shares authorized by the 1992 Plan and as of the Record Date, 161,288 shares currently are subject to options granted but not exercised and 388,987 shares have been issued upon exercise of options granted. The Company adopted a plan permitting grants of nonqualified stock options (“NSOs”) to directors in 1993 (“1993 Plan”) for up to 189,750 shares of common stock. Under the 1993 Plan and as of the Record Date, 42,124 shares are currently subject to options granted but not exercised and 141,364 shares have been issued upon exercise of options granted. The 1992 and 1993 Plans were terminated as to further grants of options upon the adoption of the Company’s 1998 Stock Option and Restricted Stock Award Plan (“1998 Plan”).

1998 Plan. Under the 1998 Plan, 203,665 shares of common stock are authorized to be issued upon exercise of ISOs and NSOs and the award of restricted stock. As of the Record Date, there were 169,437 shares subject to options granted but not exercised, under the 1998 Plan. As of the Record Date, 4,108 shares have been issued upon exercise of options granted under the 1998 Plan.

The following is a summary of the principal provisions of the 1998 Plan:

Purpose. The purpose of the 1998 Plan is to (1) enhance the long-term profitability and shareholder value of WBCO by offering stock-based incentives (“Awards”) to employees, directors, consultants and agents of, and individuals to whom offers of employment have been made by, WBCO or its subsidiaries; (2) attract and retain the best available personnel for positions of responsibility with WBCO and its subsidiaries; and (3) encourage employees and directors to acquire and maintain stock ownership in WBCO.

Shares Subject to Plan. The 1998 Plan authorizes the issuance of up to a maximum of 203,665 shares of WBCO common stock plus any shares subject to stock options that are forfeited, expire or are canceled under the 1992 and 1993 Plans. To the extent permitted by applicable law, expired, forfeited, terminated or canceled Award shares will again become available for delivery as pursuant to the 1998 Plan.

Limitations. Not more than 25% of the aggregate number of shares available for delivery pursuant to an Award granted under the Plan may be issued to any participant during any one calendar year. In addition, in the case of Incentive Stock Options, the aggregate fair market value of all shares becoming exercisable in any one year shall not exceed $100,000.

Types of Awards. Awards may include ISOs, which are intended to meet all the requirements of an “Incentive Stock Option” as defined in Section 422 of Code, NSOs and restricted stock awards.

Stock Option Grants. The exercise price for each option granted will be determined by the Compensation Committee, but for ISOs will not be less than 100% of the fair market value of WBCO common stock on the date of grant. For purposes of the 1998 Plan, “fair market value” means the closing transaction price of the common stock on the date of grant as reported on the Nasdaq National Market System.

The term of options will be fixed by the Compensation Committee. No ISO granted under the 1998 Plan can be exercisable after 10 years from the date of the grant. Each option will be exercisable pursuant to a vesting schedule determined by the Compensation Committee.

Since option grants and stock awards are discretionary, WBCO cannot currently determine the number of shares that will be subject to Awards in the future pursuant to the 1998 Plan. The Compensation Committee currently intends to make Awards primarily to officers and key employees of WBCO and the Bank.

Deferred Compensation Plan

In December 2000, the Bank approved the adoption of an Executive Deferred Compensation Plan (“Comp Plan”) to take effect January 2001, under which select participants may elect to defer receipt of a portion of eligible compensation.

The following is a summary of the principal provisions of the Comp Plan:

Purpose. The purpose of the Comp Plan is to (1) provide a deferred compensation arrangement for a select group of management or highly compensated employees within the meaning of Sections 201(2) and 301(a)(3) of ERISA and directors of the Bank, and (2) attract and retain the best available personnel for positions of responsibility with the Bank and its subsidiaries. The Comp Plan is intended to be an unfunded deferred compensation agreement. Participation in the Comp Plan is voluntary.

Source of Benefits. Benefits under the Comp Plan are payable solely by the Bank. To enable the Bank to meet its financial commitment under the Comp Plan, assets may be set aside in a corporate-owned vehicle. These assets are available to all general creditors of the Bank in the event of the Bank’s insolvency. Participants of the Comp Plan are unsecured general creditors of the Bank with respect to the Comp Plan benefits.

Deferrals under the Comp Plan may reduce compensation used to calculate benefits under the Bank’s 401(k) Plan.

Summary Compensation Table

The following table sets forth the aggregate compensation earned by the Named Executives, whose aggregate cash and cash equivalent forms of compensation exceeded $100,000 for services rendered to WBCO or its subsidiaries in all capacities paid or accrued for the fiscal year ended December 31, 2003.

						Long-Term
		Annual Compensation				Compensation

Name and					Director	Number of Shares		All Other
Principal Position	Year	Salary	Bonus		Fees	Underlying Options		Compensation(7)

Michal D. Cann,	2003	$210,000	$60,000	(1)	$15,150	0		$6,402
President and Chief	2002	$190,000	$60,000	(2)	$13,050	2,070	(4)	$6,575
Executive Officer/						2,530	(5)
WBCO and Bank	2001	$165,000	$55,000	(3)	$10,500	0		$5,663

Phyllis A. Hawkins,	2003	$108,000	$32,000	(1)		0		$3,140
Senior Vice President	2002	$100,000	$32,000	(2)		1,647.95	(4)	$3,104
and Chief Financial	2001	$80,000	$25,000	(3)		2,756.435	(6)	$2,546
Officer/WBCO and Bank

John L. Wagner,	2003	$129,000	$45,000	(1)		0		$4,174
Executive Vice	2002	$120,000	$35,000	(2)		1,647.95	(4)	$3,929
President and Chief	2001	$96,300	$20,000	(3)		2,756.435	(6)	$3,335
Operating Officer/Bank

(1)	Reflects bonus earned in 2003 but paid in 2004.

(2)	Reflects bonus earned in 2002 but paid in 2003.

(3)	Reflects bonus earned in 2001 but paid in 2002.

(4)	Stock options for performance during 2002 were granted in 2003.

(5)	Non-qualified stock options granted in May 2002 for service as a director.

(6)	Stock options for performance during 2001 were granted in 2002.

(7)	The amount disclosed in this column represents matching contributions under the Company’s 401(k) Plan, together with term life and accidental death and dismemberment insurance premiums.

Equity Compensation Plan Information

	Number of Securities to Be	Weighted Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
Plan Category	Outstanding Options	Outstanding Options	Future Issuance

Equity compensation plans approved by security holders	372,849	$6.38	54,408
Equity compensation plans not approved by security holders	—	—	—
Total	372,849	$6.38	54,408

Option Grants in 2003. There were 5,366 options granted to the Named Executives in 2003. As of the record date, no options have been granted in 2004.

Individual Grants

The following table summarizes options granted to the Named Executives in 2003:

		Percentage of
	Number of	Total Options
	Securities	Granted to		Market Price
	Underlying Options	Employees in	Exercise Price	on Date of	Expiration	Grant Date
Name	Granted	2003	Per Share	Grant	Date	Present Value

Michal D. Cann	2,070	5.72%	$10.90	$10.68	2/19/13	$6,738.55	(1)
Phyllis A. Hawkins	1,647.95	4.56%	$10.90	$10.68	2/19/13	$5,364.64	(1)
John L. Wagner	1,647.95	4.56%	$10.25	$9.98	1/02/13	$5,218.73	(2)

(1)	The fair market value of options granted during 2003 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 40.42%; risk-free rates of 1.170%; 3.23% annual dividend yield rate; and expected lives of eight years.

(2)	The fair market value of options granted during 2003 is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected volatility of 41.78%; risk-free rates of 1.170%; 3.24% annual dividend yield rate; and expected lives of eight years.

Option Exercises and Year-End Option Values. The following table summarizes option exercises and the value of unexercised options held by the Named Executives at December 31, 2003:

	Shares			Number of Shares	Value of Unexercised
	Acquired			Underlying Unexercised	In-the-Money Options
	on	Value		Options (Exercisable/	(Exercisable/
Name	Exercise	Realized(1)		Unexercisable)	Unexercisable)(1)

Michal D. Cann	45,223.75	$352,797.68	(2)	60,593.5/ 4,094	$557,883.42/ $19,912.46 (4)
Phyllis A. Hawkins	18,975	$146,319.25	(3)	24,270/ 3,853.1	$218,059.60/ $19,759.96 (4)
John L. Wagner	0	N/A		551.29/ 3,853.1	$3,627.58/ $19,759.96 (4)

(1)	In accordance with applicable rules of the SEC, values are calculated by subtracting the exercise price from the fair market value of the underlying stock.

(2)	Fair market value is deemed to be $10.12, the adjusted closing price of WBCO’s common stock reported on the Nasdaq National Market System on the date of exercise.

(3)	Fair market value is deemed to be $10.03, the adjusted closing price of WBCO’s common stock reported on the Nasdaq National Market System on the date of exercise.

(4)	Fair market value is deemed to be $14.09, the adjusted closing price of WBCO’s common stock reported on the Nasdaq National Market System on December 31, 2003.

Other Employee Benefits. The Company maintains a salary savings 401(k) Plan for its employees, including its executive officers. All persons employed by the Company who are at least 21 years of age may elect to contribute a portion of their salary to the 401(k) Plan beginning the first of the month following the employee’s date of hire. Participant employees are eligible to receive Company contributions following completion of at least one year of service and an annual minimum of 1,000 service hours; contributions of up to 5% of salary are matched 50% by the Company, subject to certain specified limits. WBCO contributed approximately $176,496 in matching funds to the 401(k) Plan during 2003.

Certain employees and officers of the Company may participate in the Company’s discretionary bonus plan. Contributions by the Company are based upon year-end results of operations for the

Company and attainment of goals by individuals. In 2003, the Company contributed $1,235,850 to the bonus plan for such employees and officers.

The Company provides a group health insurance plan along with the normal vacation and sick pay benefits.

Executive Severance Agreement

The Company has entered into executive severance agreements with Mr. Cann and Ms. Hawkins. Mr. Cann’s agreement provides that he would receive a severance benefit in an amount equal to two times the amount of his highest compensation paid during the previous three years, if his employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Company. The agreement for Ms. Hawkins provides that she would receive a severance benefit in an amount equal to one and one half times the amount of her highest compensation paid during the previous three years, if her employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Company. The Company has also entered into severance agreements with five additional officers that provide each officer with a severance benefit in an amount equal to one and one half times the amount of their highest compensation paid during the previous three years, if their employment is terminated in certain cases preceding, and for any reason following by up to three years, a change in control of the Company.

The provisions of the severance agreements are triggered by a “change in control”, which means a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of the Company, as such quoted terms are defined and used in Section 280 G(b)(2)(A) of the Internal Revenue Code. Severance payments are conditioned on a termination of the executive as a result of the change in control.

BENEFICIAL OWNERSHIP AND

SECTION 16(a) REPORTING COMPLIANCE

WBCO is a reporting company pursuant to Section 12 of the Exchange Act. Under Section 16(a) of the Exchange Act, and the rules promulgated thereunder, directors, officers, greater than 10% shareholders, and certain other key personnel (the “Reporting Persons”) are required to report their ownership and any change in ownership of WBCO securities to the SEC. WBCO believes that the Reporting Persons have complied with all Section 16(a) filing requirements applicable to them.

In making the foregoing statement, WBCO has relied solely upon written representations of the Reporting Persons, its lack of knowledge of the existence of any holder of greater than 10% of WBCO outstanding common stock, and copies of the reports that the Reporting Persons have filed with the SEC.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

During 2003, certain directors and executive officers of WBCO and the Bank, and their associates, were customers of the Bank, and it is anticipated that such individuals will be customers of the Bank in the future. All transactions between the Bank and its officers and directors, and their associates, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other, unrelated persons. In the opinion of management, such transactions with executive officers and directors did not involve more than the normal risk of collectibility or present other unfavorable features. The aggregate outstanding amount of loans to directors and officers and their related parties was approximately $7,199,000 on December 31, 2003.

RELATIONSHIP WITH

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of Moss Adams LLP (“Moss Adams”) was engaged by WBCO as its independent accountants for the year ended December 31, 2003. WBCO has selected the firm of Moss Adams as its independent accountants for the year ending December 31, 2004. A representative of Moss Adams is expected to be present at the Annual Meeting to make a statement, if desired, and to be available to respond to appropriate questions.

Fees Billed By Moss Adams During 2003

Audit and Non-audit Fees. The following table presents fees for professional audit services rendered by Moss Adams for the audit of the Company’s annual financial statements for 2003 and 2002, and fees billed for other services rendered by Moss Adams.

	2003	2002

Audit fees	$120,671	$85,370
Audit related fees	30,546	35,661
Tax fees	15,201	7,285
All other fees	0	0
TOTAL	$166,418	$128,316

The Company’s Audit Committee charter contains the Company’s policy on pre-approval of all non-audit services permitted under Commission rules that may be provided to the Company by the independent auditors.

Report of the Audit Committee

The following report of the Audit Committee is made pursuant to the rules of the SEC and the Company’s Audit Committee Charter a copy of which is attached hereto. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent auditors the independent auditors’ independence.

As outlined in the Company’s Audit Committee Charter, the Audit Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management, the internal audit staff and the independent auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Audit Committee does. Accordingly, the Audit Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2003 be included in the Company’s Annual Report on Form 10-K for the last fiscal year, for filing with the SEC.

Respectfully submitted by:

Audit Committee:
Anthony B. Pickering, Chairman
Jerry C. Chambers
Robert B. Olson
Alvin J. Sherman

CODE OF ETHICS

The Company has adopted a Code of Conduct which contains a Code of Ethics that is applicable to the Chief Executive Officer, Chief Financial Officer and all other persons performing similar functions. The Company’s Code of Conduct is available free of charge by writing to Washington Banking Company, Investor Relations, 450 SW Bayshore Drive, Oak Harbor, WA 98277.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

A shareholder proposing to transact business at WBCO’s 2005 Annual Meeting of Shareholders must provide notice of such proposal to the Corporate Secretary of WBCO no later than November 12, 2004. For shareholder proposals to be considered for inclusion in WBCO’s proxy statement and form of proxy relating to its 2005 Annual Meeting of Shareholders, such proposals must be received by WBCO no later than November 12, 2004. If WBCO receives notice of a shareholder proposal after November 12, 2004, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.

In addition, for shareholders seeking to include proposals in the proxy materials for the 2005 Annual Meeting of Shareholders, the proposing shareholder or shareholders must comply with all applicable regulations, including Rule 14a-8 under the Exchange Act.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should properly come before the Annual Meeting, it is the intention of the persons appointed in the Proxy to vote the shares represented by the Proxy in accordance with recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

WASHINGTON BANKING COMPANY

AND SUBSIDIARIES
AUDIT COMMITTEE CHARTER

This Audit Committee Charter (the “Charter”) has been adopted by the Board of Directors (the “Board”) of Washington Banking Company (the “Company”).

Purpose of Committee

The primary function of the Audit Committee of the Board (the “Committee”) is to assist the Board in fulfilling its responsibility relating to ensuring the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company.

As more fully set forth below, the Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the financial reporting processes and internal control systems of the Company and its subsidiaries.

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditing department.

•	Provide an open avenue of communication among the Company’s independent auditors, the internal auditing department, senior management, and the Board of Directors.

The specific responsibilities of the Committee are set forth below in the Committee Responsibilities section of this Charter. The Committee may also have such other duties as may from time to time be assigned by the Board.

Composition

The Committee shall be comprised of three (3) or more directors appointed by the Board based on the recommendation by the Chair of the Board. All members of the Audit Committee shall be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a Committee member and must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Each Committee member shall meet the definition of independence under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated under the Sarbanes-Oxley Act of 2002 (the “Sarbanes Act”) and shall also meet the requirements of applicable rules and regulations of The Nasdaq Stock Market or any other exchange on which the Company’s securities are traded. At such time as determined necessary or advisable by the Board, the Committee may also include at least one (1) member who, in the business judgment of the Board, meets the definition of “audit committee financial expert” as defined by the SEC under the Sarbanes Act.

Term

The members of the Committee shall be appointed at the annual organizational meeting of the Board and shall serve a term of one (1) year or until their respective successors shall be duly elected and qualified.

Meetings

The Committee shall hold regular meetings at least quarterly and special meetings as may be called by the Chair of the Committee or any two (2) members. The independent auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information and expertise and to facilitate discussion, when appropriate.

Committee Responsibilities

The general activities of the Committee in carrying out its oversight role are described below. In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders and bank regulatory agencies that the financial accounting and reporting practices of the Company are in accordance with all legal and regulatory requirements and are of the highest quality. In carrying out these responsibilities, the Committee shall:

•	Review and appraise the audit efforts of the Company’s independent auditors and internal auditing department. In this role the Committee shall:

•	Be directly responsible for the appointment, retention, termination, compensation and oversight of the work for the independent auditor employed by the Company (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee. In addition, such oversight shall include not only financial statement audits, but also oversight of other related work and audit and attest services provided to the Company.

•	Have the sole authority to preapprove all auditing services and permitted non-audit services to be provided by the independent auditor. The Committee may form and delegate to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at it’s next scheduled meeting. The Committee shall review with the lead audit partner whether any of the senior audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor.

•	Obtain and review with the lead audit partner and, if the Committee deems it appropriate, a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental or professional or other regulatory authorities, within the preceding five (5) years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor’s independence) all relations between the independent auditor and the Company.

•	Review the experience, qualifications and performance of the senior members of the independent auditor team.

•	Oversee internal audit activities; including discussing with management and the internal auditors the independence, objectivity and responsibilities of the internal audit function. The Committee shall also review the performance of the head of the internal audit department and take appropriate action in the event of unsatisfactory performance.

•	Confer regularly with the independent auditors and the internal auditors concerning the scope of their examinations of the books and records of the Company and its subsidiaries.

•	Examine the Company’s audit plan to determine whether that plan is appropriate to the Company’s strategic plan and financial condition, and to recommend changes to the audit plan where necessary.

•	Review the annual management letter and management responses with the independent auditors, internal auditors and management.

•	Obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committee). The Committee shall actively discuss with the independent auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditor’s independence.

•	Provide the auditors with full access to the Committee and the Board to report on appropriate matters.

•	Review the Company’s annual and quarterly financial statements and discuss them with management and the independent auditors prior to their filing with the SEC or the public release of earnings by the Company (except that such review and discussion of the quarterly financial statements may be completed by the Chair of the Committee, in his or her discretion). These discussions shall include any matters raised by the independent auditors, including:

•	Any matters required to be discussed under Statement on Auditing Standards No. 61.

•	All critical accounting policies and practices used by the Company in preparing its financial statements.

•	All alternative disclosure treatments of material financial information within GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditors.

•	Other material written communications between the independent auditors and management of the Company.

•	Such other matters as the Committee or the independent auditors shall deem appropriate.

Based on such review and the Committee’s evaluation of the independence of the auditors, the Committee (or Chair of the Committee, as the case may be) shall make its recommendation to the Board as to: (i) whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K), and (ii) whether the Company’s quarterly financial statements should be included in the Company’s Quarterly Reports on Form 10-Q, as applicable.

•	Issue annually a report of the Audit Committee to be included in the Company’s proxy statement, as required by the rules of the SEC.

•	Discuss with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

•	Discuss with management and/or the Company’s counsel any legal matters, including the status of pending litigation that may have a material impact on the Company’s financial statements, and material reports or inquiries from regulatory or governmental agencies.

•	Review alleged fraudulent actions or violations of law reported by internal compliance and auditing staff or by the independent auditors.

•	Establish procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Hire outside legal, audit and other professional advisors to assist the Committee in its duties hereunder, as deemed necessary by the Committee.

•	Perform any other activities consistent with this Charter, the Company’s bylaws and governing law as the Board or the Committee deems necessary or appropriate.

•	Review and update this Charter periodically, at least annually, as conditions dictate.

•	Report through its Chair to the Board following the meetings of the Committee.

Audit Committee’s Role

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the independent auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

WASHINGTON BANKING COMPANY

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of WASHINGTON BANKING COMPANY (“WBCO”) hereby nominates, constitutes and appoints Robert B. Olson and Anthony B. Pickering, and each of them (with full power to act alone) the true and lawful attorneys and proxies, each with full power of substitution, for me and in my name, place and stead, to act and vote all the common stock of WBCO standing in my name and on its books on March 10, 2004 at the Annual Meeting of Shareholders to be held at the Best Western Harbor Plaza, 33175 State Route 20, Oak Harbor, Washington on April 29, 2004 at 3:00 p.m., and at any adjournment thereof, with all the powers the undersigned would possess if personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE DIRECTORS SET FORTH ON THE REVERSE SIDE.

PLEASE SIGN AND DATE ON REVERSE

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1. Election of Directors.
A proposal to elect as directors the persons listed below to serve until the Annual Meeting of Shareholders in the year 2007 or until their successors are duly elected and qualified.
☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY TO VOTE (in the manner listed below)

Nominees: Michal D. Cann, Jerry C. Chambers, Marlen L. Knutson
(INSTRUCTIONS:   To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed above.
   To withhold authority to vote for all nominees, strike a line through all names listed above.)

2. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Management knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, this proxy will be voted in accordance with the recommendations of management.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders for the April 29, 2004 Annual Meeting, and the accompanying documents forwarded therewith, and ratifies all lawful action taken by the above-named attorneys and proxies.

Dated:

Signature

Signature
NOTE: Signature(s) should agree with name(s) on WBCO stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships should so indicate when signing. All joint owners must sign.
PLEASE RETURN IMMEDIATELY

Please Detach Here
\/ You Must Detach This Portion of the Proxy Card \/
Before Returning it in the Enclosed Envelope